UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2007 (February 22, 2007)

WesBanco, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	0-8467	55-0571723
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (304) 234-9000

Former name or former address, if changed since last report Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Director retirement:

At its February 22, 2007 meeting, WesBanco Inc.’s Board of Directors accepted the retirement for personal reasons of Carter W. Strauss. Mr. Strauss’ resignation letter identified no matters of disagreement between Mr. Strauss and WesBanco.

Item 8.01 Other Information

On February 23, 2007, WesBanco, Inc. announced an increase in the quarterly cash dividend to be paid to its shareholders to $0.275 per common share from $0.265 per common share. The increased dividend would be payable on April 2, 2007 to shareholders of record on March 9, 2007.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits 99.1 - Press release dated February 23, 2007 announcing an increase in the common stock dividends payable to Shareholders of WesBanco, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

Date: February 26, 2007	/s/ Robert H. Young
Robert H. Young
Executive Vice President and
Chief Financial Officer